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                                                                    Exhibit 4.11

                       ___________________________________

                               INTER CREDITOR DEED
                       ___________________________________

                             Dated 15 February 2002

                                      among


                                BANK OF SCOTLAND


                                       and


                           THE SUBORDINATED CREDITORS


                                       and


                   GA DESIGN INTERNATIONAL (HOLDINGS) LIMITED


                               Dickson Minto W.S.
                                    Edinburgh

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CLAUSES                                                            PAGE

1.    Purpose of this Deed                                         1
2.    Companies' Undertaking                                       1
3.    Subordinated Creditors' Undertaking                          2
4.    Subordinated Creditors' Consents                             2
5.    Subordination                                                2
6.    Set-Off                                                      4
7.    Permitted Payments                                           4
8.    New Money                                                    4
9.    Continuing Agreement                                         4
10.   Waiver of Defences                                           4
11.   Contravention                                                5
12.   Assignment and Transfer                                      5
13.   Severability and Waivers                                     5
14.   Authority to Release Information                             5
15.   Amendment                                                    6
16.   Counterparts                                                 6
17.   Perpetuity Period                                            6
18.   Governing Law                                                6

Schedule 1                                                         7
Schedule 2                                                         8
Schedule 3                                                         9

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IMPORTANT NOTICE: We recommend that you consult your solicitor or other independent legal adviser before executing this document.

                               INTER-CREDITOR DEED

This INTER-CREDITOR DEED is made the . day of February 2002 among:

(1)  THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND ("BoS");

(2) GA DESIGN INTERNATIONAL (HOLDINGS) LIMITED (Registered Number 3705307) having its registered office at Lyme House Studios, 30-31 Lyme Street, London NW1 0EE (the "Company"); and

(3)  THE PERSONS listed in Schedule 1 ("the Subordinated Creditors").


                      Definitions are given in Schedule 3.

1.   Purpose of this Deed

     1.1 In consideration of BoS entering into the Loan Agreement, the Subordinated Creditors agree to regulate their rights under their loan documentation and security as set out in this Deed.

     1.2 The Company enters into this Deed to acknowledge and agree the arrangements between itself, BoS and the Subordinated Creditors and none of the undertakings given in this Deed are given to or enforceable by the Company.

2.   Company's Undertakings

     During the Security Period, the Company will not (and the Subordinated Creditors will not require the Company to) unless otherwise agreed in writing by BoS:-

     2.1  secure all or part of the Subordinated Debt;

     2.2 pay, prepay, redeem, purchase or otherwise discharge or release any of the Subordinated Debt other than in respect of Permitted Payments; or

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     2.3  amend any of the terms attaching to the Subordinated Debt if such amendment would make such terms more onerous to the Company or any member of the Group.

3.   Subordinated Creditors' Undertaking

     3.1 Subject to Clause 4, during the Security Period neither the Subordinated Creditors nor any agent or trustee for them will:-

          3.1.1 ask, demand, sue, claim, take or receive from the Company, by cash receipt, set-off or otherwise, the whole or any part of the Subordinated Debt other than in respect of Permitted Payments; and/or

          3.1.2 appoint any administrative receiver or other receiver or petition or apply for or vote in favour of any resolution for the winding-up, dissolution or administration of the Company.

     3.2 During the Security Period, the Subordinated Creditors will not, unless otherwise agreed in writing by BoS:-

          3.2.1 seek to secure all or any part of the Subordinated Debt; or

          3.2.2 amend any of the terms attaching to the Subordinated Debt if such amendment would make such terms more onerous to the Company or any member of the Group.

4.   Subordinated Creditors' Consents

     4.1 During the Security Period if BoS has given any consent, approval or waiver with or in connection with the Loan Agreement or the BoS Security, the Subordinated Creditor shall be deemed to have done the same and to have made an equivalent or equal amendment of the Notes.

     4.2 The Subordinated Creditors shall do such things and execute all such documents as BoS may reasonably require to give effect to this Clause 4.

5.   Subordination

     5.1  If:-

          5.1.1 any distribution, division or application (partial or complete, voluntary or involuntary, by operation of law or otherwise), of any part of the assets of the Company to

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                creditors of the Company occurs by reason of the liquidation, dissolution or other winding-up of the Company or its businesses or any sale, receivership or insolvency proceeding or assignment for the benefit of creditors; or

          5.1.2 the Company goes into liquidation or becomes subject to any insolvency or rehabilitation proceeding, administration, or voluntary arrangement;

          then:-

          5.1.3 the Subordinated Debt will be postponed and subordinated to the BoS Debt and each of the Subordinated Creditors will file any proof or other claim necessary for the recovery of the Subordinated Debt;

          5.1.4 any payment or distribution of any kind or character and all and any rights in respect of them, whether in cash, securities or other property which is payable or deliverable upon or with respect to the Subordinated Debt or any part of it by a liquidator, administrator or receiver of the Company or its estate ("Rights") made or paid to or received by the Subordinated Creditors or to which any of the Subordinated Creditors are entitled will be held in trust by those creditors for BoS and will immediately be paid or, transferred or assigned to BoS for application against the BoS Debt; and

          5.1.5 if the trust referred to in sub-clause 5.1.4 above fails or cannot be given effect to, the Subordinated Creditors (and any agent or trustee on their behalf) will pay an amount equal to the Rights to BoS for application against the BoS Debt.

     5.2 The Subordinated Creditors irrevocably authorise BoS to demand, sue and prove for, collect and receive every payment or distribution referred to in Clause 5.1.2 and discharge liability in respect of it and to file claims and take such other proceedings, in BoS own name or in the name of the Subordinated Creditors or otherwise, as BoS may deem necessary or advisable for the enforcement of this Deed.

     5.3 The Subordinated Creditors will execute and deliver to BoS such powers of attorney, assignments or other instruments as may be requested by BoS to enable BoS to enforce any claims upon or with respect to all or part of the Subordinated Debt, and

                                        3

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          to collect and receive any payments or distributions which may be payable or deliverable at any time upon or with respect to all or part of the Subordinated Debt.

     5.4 The liquidator or other insolvency representative or trustee of the Company or its estate is hereby authorised by the Subordinated Creditors to apply any assets or monies received by him in accordance with the terms of this Deed.

6.   Set-Off

     If any Subordinated Debt is discharged in whole or in part by a set-off (other than in respect of the Permitted Payments) the Subordinated Creditors will immediately on receipt of such amount pay to BoS for application in accordance with the terms of Clause 5.1.3 an amount equal to the amount of the Subordinated Debt discharged by the set-off.

7.   Permitted Payments

     Permitted Payments may be made by the Company to the Subordinated Creditors in accordance with the Loan Agreement in respect of the Subordinated Debt during the Security Period.

8.   New Money

     8.1 The Subordinated Creditors agree that the BoS Debt may be refinanced and that any obligations incurred by the Company in refinancing the BoS Debt will be BoS Debt within the meaning of this Deed and will rank ahead of the Subordinated Debt on substantially the terms set out in this Deed.

     8.2 The Subordinated Creditors agree that BoS may, at its discretion, make further advances to the Company and each such advance will be deemed to constitute BoS Debt for the purposes of this Deed.

9.   Continuing Agreement

     This Deed shall apply in respect of the BoS Debt irrespective of any intermediate payment in whole of any of the BoS Debt and shall apply to the ultimate balance of the BoS Debt.

10.  Waiver of Defences

     The subordinations effected or intended to be effected by this Deed and the obligations of the Subordinated Creditors under it shall not be

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     affected by any act, omission or circumstances which but for this provision might operate to release any of the Subordinated Creditors from their obligations or affect such obligations or such subordinations including without limitation and whether or not known to the Subordinated Creditors or any other person:-

     10.1 any composition with the Company or any other person and any steps taken to wind up or dissolve the Company;

     10.2 the taking, variation, compromise, renewal or release of, or refusal or neglect to perfect or enforce, any rights, remedies or securities against or granted by the Company or any other person; or

     10.3 any legal limitation, disability, incapacity or other circumstances relating to the Company or any other person or, subject to the other provisions of this Deed, any amendment to or variation of the terms of the Loan Agreement or this Deed or any other document.

11.  Contravention

     Any payments made to and/or received and/or retained by any of the Subordinated Creditors in contravention of the terms of this Deed shall be held on trust for BoS and shall be paid to BoS for application against BoS Debt.

12.  Assignment and Transfer

     12.1 BoS shall be entitled to assign or otherwise transfer the whole or any part of the benefit of this Deed to any person to whom all or a corresponding part of its rights and benefits and, where applicable, obligations under any banking document are assigned or transferred in accordance with the provisions of them.

     12.2 The Subordinated Creditors shall procure that any purchaser or transferee of any of the Subordinated Debt shall enter into a Deed of Accession.

13.  Severability and Waivers

     13.1 If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Deed hereof nor the legality,

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          validity or enforceability of such provisions under the law of any other jurisdiction shall in any way be affected or impaired.

     13.2 No failure to exercise, nor delay in exercising, any right or remedy under this Deed by BoS will operate as a waiver of such rights and remedies, nor will any single or partial exercise of any other right or remedy.

14.  Authority to Release Information

     During the Security Period BoS and the Subordinated Creditors may disclose to each other information concerning the Company and its affairs in such manner and to such extent as BoS and the Subordinated Creditors may wish and the Company consents to such disclosure.

15.  Amendment

     This Deed shall not be varied or amended in any way except in writing signed by the Subordinated Creditors, the Company and BoS.

16.  Counterparts

     This Deed may be executed in any number of counterparts and all the counterparts when executed and taken together shall constitute one and the same Deed.

17.  Perpetuity Period

     The perpetuity period under the rule against perpetuities, if applicable to this Deed, shall be the period of eighty years from the date of this Deed.

18.  Governing Law

     This Deed shall be governed by and construed according to English law.

IN WITNESS whereof this Deed has been executed by each of the parties as a deed on the date first above written.

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                                   SCHEDULE 1

                             Subordinated Creditors

Noteholders                                       Amount of Notes

Joseph Harris                                    (Pounds)63,322.37
Vernon Brannon                                   (Pounds)63,322.37
Christopher Liddle                              (Pounds)700,328.95
David Cafferty                                  (Pounds)461,842.10
Roderick Fraser                                 (Pounds)573,684.21
Leslie Welch                                    (Pounds)573,684.21
John Ferguson                                   (Pounds)215,131.58
Richard Parsons                                   (Pounds)7,171.05
Caroline Buckingham                               (Pounds)7,171.05
Karen Mosley                                      (Pounds)7,171.05
Nicholas Beecroft                                 (Pounds)7,171.05

                                       7

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                                   SCHEDULE 2

                                Deed of Accession

This Deed made on the   day of     (Year-figure)

BY: [         ] of [          ] (the "Acceding Party") in favour
of

and is SUPPLEMENTAL to an inter creditor deed (the "Inter Creditor Deed") dated and made between (a) GA Design International (Holdings) Limited, (b) the Subordinated Creditors (as defined), and (c) The Governor and Company of the Bank of Scotland.

NOW THIS DEED WITNESSES AS FOLLOWS

1. Words and expressions defined in the Inter Creditor Deed shall have the same meaning in this deed.

2.   The Acceding Party confirms it has been supplied with a copy of the Inter
     Creditor Deed and that [    ] (the "Transferor") has agreed to transfer to
                                         ----------
     it [the Subordinated Debt] detailed in the Schedule to this deed.

3. The Acceding Party covenants with BoS for the benefit of BoS (including its respective assigns, transferees and successors in title) to be bound by all the terms of the Inter Creditor Deed capable of applying to it to the intent and effect that the Acceding Party shall be a party to the Inter Creditor Deed as with effect from the date the Acceding Party is registered as a holder of any part of the Subordinated Debt.

4.   This Deed shall be governed by and construed according to English law.

IN WITNESS WHEREOF the Acceding Party has caused this Deed to be duly executed the day and year first above written.

                                       8

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                                   SCHEDULE 3

                                   Definitions

Definitions

In the interpretation of this Deed:-

1. "BoS Debt" means all or any monies and liabilities which shall from time to time (and whether on or at any time after demand) be due, owing or incurred in whatsoever manner to BoS by the Company, whether actually or contingently, solely or jointly and whether as principal or surety and whether or not BoS shall have been an original party to the relevant transaction, and including interest, discount, commission and other lawful charges or expenses which BoS may in the course of its business charge or incur in respect of any of those matters or for keeping the Company's accounts, and so that interest shall be computed and compounded according to the usual BoS rates and practice as well after as before any demand made or decree obtained;

2. "BoS Security" means all fixed and floating charges and other security and all collateral or substituted securities for the time being held by BoS and given by the Company as security for the payment and/or discharge of the BoS Debt;

3. "Deed of Accession" means a deed of accession in favour of BoS substantially in the form set out in Schedule 2 (or in such other form as BoS shall approve in writing);

4.   "Group" means the Company and its Subsidiaries;

5. "Loan Agreement" means the term loan facility letter of today's date addressed to the Company by BoS;

6. "Notes" means the(Pounds)2,680,000 subordinated promissory notes issued to the Subordinated Creditors in the amounts specified in Schedule 1 pursuant to the Stock Purchase Agreement;

7. "Permitted Payments" means the payments in respect of the Subordinated Debt which may be paid by the Company in accordance with the Loan Agreement and the Notes;

8. "Security Period" means the period from the date of this Deed to the date on which the BoS Security is discharged in full;

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9.   "Stock Purchase Agreement" means the stock purchase agreement dated on or around the date hereof between the Company, HLM Architects Limited, HLM Design Limited and the Sellers (as defined therein).

10. "Subordinated Debt" means all present and future sums, liabilities and obligations (whether actual and contingent, present or future) payable or owing by the Company to the Subordinated Creditors or any of them pursuant to the Notes;

11.  References to:-

     11.1 statutes, statutory provisions and other legislation shall include all amendments, substitutions, modifications and re-enactments for the time being in force;

     11.2  "control" of any company shall be interpreted in accordance with
           Section 840 of the Income and Corporation Taxes Act 1988;

     11.3 "including" shall not be construed as limiting the generality of the words preceding it;

     11.4  this Deed shall include the Schedules;

     11.5 any term or phrase defined in the Companies Act 1985 (as amended from time to time) shall bear the same meaning in this Deed;

     11.6 words importing the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

     11.7 this Deed and to any provisions of it or to any other document referred to in this Deed shall be construed as references to it in force for the time being as amended, varied, supplemented, restated, substituted or novated from time to time;

     11.8 any person are to be construed to include references to a corporation, firm, company, partnership, joint venture, unincorporated body of persons, individual or any state or agency of a state, whether or not a separate legal entity;

     11.9 any person are to be construed to include that person's assignees or transferees or successors in title, whether direct or indirect;

     11.10 clause headings are for ease of reference only and are not to affect the interpretation of this Deed.

                                       10

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12.  For the avoidance of doubt, this Deed supersedes any previous agreement, whether written or oral, express or implied, between the parties to it (or any of them) in relation to the subject matter of this Deed.

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                                   SIGNATORIES

SIGNED AND DELIVERED
as a DEED for and on behalf of
GA DESIGN INTERNATIONAL
(HOLDINGS) LIMITED

/s/ Werner Aeberhard        Director

/s/ Vernon B Brannon        Director/Secretary

SIGNED AND DELIVERED
as a DEED for and on behalf of
THE GOVERNOR AND COMPANY OF THE
BANK OF SCOTLAND by an authorised                   /s/ Andrew Shankland
signatory in the presence of:-                          Authorised Signatory

/s/ Christopher Solley      Witness

Christopher Solley          Full Name

Bank of Scotland Corporate Banking        Address
New Uberior House
11 Earl Grey Street, Edinburgh

Corporate Banking Manager Occupation


SIGNED AND DELIVERED
as a DEED by JOSEPH HARRIS                          /s/ Joseph Harris
as a Subordinated Creditor                              _____________________
in the presence of:-                                    Joseph Harris

/s/ Dianne E McNeff         Witness

Dianne E McNeff             Full Name

121 W Trade Street #2950    Address

Charlotte NC 28202

Administrative Assistant    Occupation

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SIGNED AND DELIVERED
as a DEED by VERNON BRANNON                         /s/ Vernon B Brannon
as a Subordinated Creditor                              _____________________
in the presence of:-                                    Vernon Brannon

/s/ Mark Segall             Witness

Mark Segall                 Full Name

5 Great College Street      Address

London SW1P 3SJ

Solicitor                   Occupation


SIGNED AND DELIVERED
as a DEED by CHRISTOPHER LIDDLE                     /s/ Christopher Liddle
as a Subordinated Creditor                              _____________________
in the presence of:-                                    Christopher Liddle

/s/ H Collison              Witness

Helen Collison              Full Name

54 Wastenholm Road          Address

Sheffield S7 1LL

PA                          Occupation


SIGNED AND DELIVERED
as a DEED by DAVID CAFFERTY                         /s/ David Cafferty
as a Subordinated Creditor                              _____________________
in the presence of:-                                    David Cafferty

/s/ Sue Scott       Witness

Susan Linda Scott   Full Name

143 Constance Road  Address

Twickenham TW2

P A                 Occupation

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SIGNED AND DELIVERED
as a DEED by RODERICK FRASER                        /s/ R Fraser
as a Subordinated Creditor                              ----------------------
in the presence of:-                                    Roderick Fraser

/s/ Sue Scott               Witness

Susan Linda Scott           Full Name

143 Constance Road          Address

Twickenham, Middx

PA                          Occupation


SIGNED AND DELIVERED
as a DEED by LESLIE WELCH                           /s/ Leslie Hunter Welch
as a Subordinated Creditor                              ----------------------
in the presence of:-                                    Leslie Welch

/s/ Sue Scott               Witness

Susan Linda Scott           Full Name

143 Constance Road          Address

Twickenham, TW2

PA                          Occupation


SIGNED AND DELIVERED
as a DEED by JOHN FERGUSON                          /s/ John Ferguson
as a Subordinated Creditor                              ----------------------
in the presence of:-                                    John Ferguson

/s/ H Collison              Witness

Helen Collison              Full Name

54 Wastenholm Road          Address

Sheffield S7 1LL

PA                          Occupation

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SIGNED AND DELIVERED
as a DEED by RICHARD PARSONS                            /s/ R Parsons
as a Subordinated Creditor                              ----------------------
in the presence of:-                                    Richard Parsons

/s/ Sue Scott               Witness

Susan Linda Scott           Full Name

143 Constance Road          Address

Twickenham, TW2

PA                          Occupation


SIGNED AND DELIVERED
as a DEED by CAROLINE BUCKINGHAM                        /s/ C J Buckingham
as a Subordinated Creditor                              ----------------------
in the presence of:-                                    Caroline Buckingham

/s/ H Collison              Witness

Helen Collison              Full Name

54 Wastenholm Road          Address

Sheffield S7 1LL

PA                          Occupation


SIGNED AND DELIVERED
as a DEED by KAREN MOSLEY                               /s/ K S Mosley
as a Subordinated Creditor                              ----------------------
in the presence of:-                                    Karen Mosley

/s/ H Collison              Witness

Helen Collison              Full Name

54 Wastenholm Road          Address

Sheffield S7 1LL

PA                          Occupation

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SIGNED AND DELIVERED
as a DEED by NICHOLAS BEECROFT                          /s/ N Beecroft
as a Subordinated Creditor                              ---------------------
in the presence of:-                                    Nicholas Beecroft

/s/ H Collison              Witness

Helen Collison              Full Name

54 Wastenholm Road          Address

Sheffield S7 1LL

PA                          Occupation

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